KPMG


Financial Statements of

3608948 CANADA INC.

Year ended December 31, 2000
(in Canadian Dollars)


<PAGE 49>



AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the balance sheet of 3608948 Canada Inc. as at December 31, 2000 and the statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.




Chartered Accountants


Montreal, Canada

February 26, 2001


<PAGE 50>


3608948 CANADA INC.
Balance Sheet

December 31, 2000
(with comparative figures for 1999)
(in Canadian Dollars)


		                                                  	2000	     	1999
Assets
Current assets:
	Cash                                         	CD $	166,826	CD $	62,178
	Marketable securities	                              	1,643	       	-
	Accounts receivable	                              	369,058	    	14,847
	Notes receivable	                                   	2,000	       	-
	Prepaid expenses	                                   	1,584       		-
                                                   --------     -------

		                                                 	541,111	    	77,025

Capital assets (note 2)	                           	305,958	    	46,166
                                                   --------     -------

                                              	CD $	847,069	CD $123,191
                                                  =========     =======


Liabilities and Shareholders' Equity

Current liabilities:
	Accounts payable and accrued liabilities     	CD $	157,148	CD $	37,897
	Income taxes payable	                             	172,934        -
	Advance from a shareholder, without interest			       -        	20,750
                                                  ---------    --------

                                                 			330,082    		58,647
                                                  ---------    --------

Future tax liabilities	                             	13,400       		-
                                                  ---------    --------


Shareholders equity:
	Share capital (note 3)	                             	1,000     		1,000
	Retained earnings                                		502,587    		63,544
                                                  ---------    --------

		                                                 	503,587	    	64,544
                                                  ---------    --------


Lease commitment (note 4)                              -            -
                                                  ---------    --------


	                                             	CD $	847,069	CD $123,191
                                                   ========    ========


See accompanying notes to financial statements.




<PAGE 51>


3608948 CANADA INC.
Statement of Earnings and Retained Earnings

Year ended December 31, 2000
(with comparative figures for the seven-month period ended December 31, 1999) (in Canadian Dollars)



                                                        2000		     	1999
                                                     (12 months) (7 months)

Revenue                                        	CD $  3,101,068	CD $ 315,343
                                                    -----------     --------

Expenses:
Salaries and benefits                                	1,551,391      	21,860
Website development contracts                          	238,641     	175,637
Placement agencies                                     	148,512        	-
Rent                                                    	97,850       	1,368
Travel and representation                               	90,728       	7,590
Bad debt                                               	134,955        	-
Amortization                                            	64,545       	9,077
Professional fees                                       	44,125      	11,071
Advertising                                             	30,353        	-
Telecommunications                                      	24,179       	6,659
Office expenses                                         	19,134       	5,464
Car rental and expenses                                 	10,380         	956
Loss on devaluation of marketable securities             	9,259        	-
Taxes and licenses                                       	6,622         	250
Other expenses                                           	5,722         	824
Interest and bank charges                                	3,547	         804
Internet access                                         	 3,042         	539
Insurance                                                	2,712        	-
Gifts and donations                                      	1,800        	-
                                                     ----------     --------

                                                     	2,487,497     	242,099
                                                     ----------     --------

Earnings before income taxes	                          	613,571	     	73,244
                                                     ----------     --------

Income taxes:
	Current                                               	161,128	      	9,700
	Future	                                                 13,400        		-
                                                     ----------     --------

                                                      		174,528	     		9,700
                                                     ----------     --------

Net earnings	                                          	439,043	    		63,544

Retained earnings, beginning of year	                   	63,544      			-
                                                     ----------     --------

Retained earnings, end of year                    	CD$	 502,587 	CD $	63,544
                                                      =========      =======



See accompanying notes to financial statements.





<PAGE 52>




3608948 CANADA INC.
Statement of Cash Flows


Year ended December 31, 2000
(with comparative figures for the seven-month period ended December 31, 1999) (in Canadian Dollars)


	                                                     	2000	      	1999
	                                                  (12 months)   (7 months)
Cash flows from operating activities:
	Net earnings                                    	CD$ 	439,043  	CD$	63,544
	Adjustments for:
	  Amortization	                                       	64,545      		9,077
	  Devaluation of marketable securities                		9,259	       	-
	  Future tax	                                         	13,400       		-
  Change in non-cash working capital:
   	Accounts receivable                               (354,211)    	(14,847)
   	Accounts payable                                  	103,195      	28,197
   	Income taxes payable                              	188,989       	9,700
   	Prepaid expenses                                   	(1,584)       	-
                                                     ---------     --------

                                                     		462,636      	95,671
                                                     ---------     --------


Cash flows from financing activities:
 	(Decrease) increase in advance from a director	     	(20,750)     	20,750
 	Issue of share capital	                                 	-	        	1,000
                                                     ---------    ---------

                                                    			(20,750)    		21,750
                                                     ---------    ---------


Cash flows from investing activities:
 	Capital assets                                    		(324,336)   		(55,243)
 	Increase in marketable securities                  		(10,902)	      	-
 	Increase in notes receivable		                        (2,000)      		-
                                                     ---------    ---------

                                                   			(337,238)	   	(55,243)
                                                     ---------    ---------

Increase in cash and cash equivalents during
    the year                                          	104,648       62,178


Cash and cash equivalents, beginning of year	          	62,178	       	-
                                                     ---------    ----------

Cash and cash equivalents, end of year            	CD$	166,826 	CD$ 	62,178
                                                      ========     ========


Additional information concerning cash flows:
	Interest paid                                    	CD $ 	3,527 	CD$   	-
	Income taxes paid	                                      	-          		-




See accompanying notes to financial statements.






<PAGE 53>


3608948 CANADA INC.
Notes to Financial Statements

Year ended December 31, 2000
(in Canadian Dollars)

ORGANIZATION

    The Company was incorporated on June 7, 1999 under the provisions of the Canada Business Corporations Act and its principal business activity comprises the design of web sites and operates under the name of Ideas and Associates.


1. Significant accounting policies:

<a> Basis of presentation:

    The Company's accounting policies are in accordance with accounting principles accepted in Canada ("Canadian GAAP") which are consistent with accounting principles generally accepted in the United States ("US GAAP") in all material respects. The principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. The following policies are considered to be significant.

(b>	Capital assets:

    Capital assets are carried at cost. Amortization is provided using the following methods and annual rates:



 Asset                           	Method	            Rate
-----------------------------------------------------------
	Office furniture and equipment	  Declining balance	  20%
	Computer hardware               	Declining balance	  30%
	Computer software               	Declining balance  	50%
	Leasehold improvements          	Straight-line      	20%


(c>	Marketable securities:

    Marketable securities are stated at the lower of cost and market value.

(d>	Revenue recognition:

    Revenues are generated from service and maintenance contracts where revenue is recognized, as the services are provided in agreement with the contracts.

    The contracts do not provide any warranties, guarantees or rights of returns.

(e)	Foreign exchange:

    Monetary assets and liabilities denominated in foreign currencies are translated at the year-end exchange rate in effect at the balance sheet date. Other balance sheet items and income and expenses are translated at the average rate of exchange prevailing at the respective transaction date. Gains or losses on foreign exchange are included in the determination of net income.





<PAGE 54>





3608948 CANADA INC.
Notes to Financial Statements, Continued

Year ended December 31, 2000
(in Canadian Dollars)


1. Significant accounting policies (continued):

(f)	Income taxes:

    The Company follows the asset and liability method for accounting for income taxes. Under the asset and liability method, the change in the net future tax asset or liability is to be included in income. Future assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled.

<g) Cash and cash equivalents

    The Company considers deposits in banks, certificates of deposit and short-term investments with original maturities of three months or less as cash and cash equivalents.

(h) Earnings per share

    Earnings per share was calculated based on weighted average number of shares outstanding throughout the year. The Company has no dilutive instruments outstanding.
2.	Capital assets:



                                                              	2000   	1999
                                              	Accumulated 	Net book 	Net book
	                                    Cost	     depreciation	  value   	value

	Office furniture and equipment CD $	90,955 	CD$	10,923  	CD $	80,032	CD$	9,132
	Computer hardware	                	217,579    		43,190	     	174,389	  	35,178
	Computer software	                 	64,160	    	18,822      		45,338	    1,856
	Leasehold Improvements	             	6,885       		686       		6,199     		-
                                   --------    --------      --------   -------

                             		CD $	379,579  CD$	73,621  	CD$	305,958	CD$46,166
                                  =========     =======      ========    ======






<PAGE 55>








3608948 CANADA INC.
Notes to Financial Statements, Continued

Year ended December 31 2000
(in Canadian Dollars)



3.	Share capital:
                                                           	2000    1999
Authorized in an unlimited number of:
Class A common shares, voting, participating
Class B common shares, non-voting
Class C preferred shares, voting, redeemable
Class D preferred shares, non-voting, retractable,
  preferential and non-cumulative dividend
Class E preferred shares, non-voting, retractable,
  preferential and non-cumulative dividend,
  non-participating
Class F preferred shares, non-voting, preferential and
	non-cumulative dividend, retractable, non-participating
Class G preferred shares, non-voting, preferential and
	non-cumulative dividend

	Issued:
1,000 Class A common shares		                        			CD $	1,000 CD $	1,000
                                                            ======    =======


4.	Lease commitment:

   Minimum annual payments under long-term operating lease for each of the five succeeding years are:

 	2001                                                        	CD $ 	89,075
 	2002	                                                            	108,836
 	2003	                                                            	108,836
 	2004                                                            		108,836
 	2005                                                             		59,365


5.	Economic dependence:

   The Company is economically dependent on two clients that accounted for most of its revenues in the current year.


6.	Financial instruments:

(a) Fair value of financial assets and financial liabilities

    The carrying values of cash, marketable securities, accounts receivable, accounts payable and accrued liabilities, and advances from shareholders approximate their fair value due to the relatively short periods to maturity of these items or because they are receivable or payable on demand.

(b)	Credit risk:

    The Company regularly monitors its credit risk exposure to its customers and takes steps to mitigate the risk of loss. The Company's extension of credit is based on an evaluation of each customer's financial condition.




<PAGE 56>









3608948 Canada Inc.
Interim Balance Sheet
As at September 30 2001
(in Canadian Dollars)

(Unaudited)

Assets
Current Assets:
Cash                                                   	CD $   (23,906.66)
Non-registered investments                                    	150,000.00
Marketable securities                                             	345.00
Accounts receivable                                         	1,273,071.50
Notes receivable                                               	12,843.45
Pre-Paid expenses                                               	8,568.48
                                                            -------------

                                                       	CD$  1,420,921.77

Capital Assets                                                	434,536.13
                                                            -------------


                                                       	CD$  1,855,457.90
                                                           ==============



Liabilities and Shareholders' Equity

Current liabilities:
Bank loan                                              	CD$    559,000.00
Accounts payable and accrued liabilities                      	194,161.50
Current portion of long term debt                              	17,749.98
Income taxes Payable                                           	98,642.00
                                                           --------------

                                                       	CD$    869,553.48
                                                           --------------

Future tax liabilities                                          13,400.00
                                                           --------------

Long term liabilities:
Long term debt                                                	126,000.00
                                                           --------------

                                                       	CD$  1,008,953.48
                                                           --------------

Shareholders' equity:

Share Capital                                                   	1,000.00

Retained earnings                                             	845,504.42
                                                           --------------

                                                               846,504.42
                                                           --------------

                                                       	CD$  1,855,457.90
                                                           ==============



<PAGE 57>




3608948 Canada Inc.
Interim Statement of Earnings and Retained Earnings
For the period ended September 30, 2001
(in Canadian Dollars)

(Unaudited)

Revenue	                                                 CD$ 4,342,484.47
                                                            -------------

Expenses
Salaries and benefits                                       	2,957,098.81
Other Selling, General & Administration expenses              	813,235.74
Interest expense                                               	32,460.47
Depreciation expense                                           	94,710.46
                                                            -------------

                                                             3,897,505.48
                                                            -------------

Earning before income taxes                                   	444,978.99


Income taxes - current                                         102,062.00
                                                            -------------


Net earnings for the period                                   	342,916.99


Retained earnings, beginning of period                         502,587.43
                                                            -------------


Retained earnings, end of period	                       CD$    845,504.42
                                                           ==============



<PAGE 58)



3608948 CANADA INC.
STATEMENT OF CASH FLOWS

Nine month period ended September 30, 2001
(in Canadian Dollars)

(Unaudited)

Cash flows from operating activities:
  Net earnings                                            CD $    341,013
  Adjustments for:
    Amortization                                                     -
    Devaluation of marketable securities                             -
    Future tax                                                       -
  Change in non-cash working capital:
    Accounts receivable                                          (694,566)
    Accounts payable                                               16,989
    Income taxes payable                                         (172,934)
    Prepaid expenses                                               (4,991)
                                                               ----------

                                                                 (514,489)
                                                               ----------

Cash flows from financing activities:
   (Decrease) increase in advance from a director                    -
   Bank loan                                                      559,000
                                                               ----------

                                                                  559,000
                                                               ----------

Cash flows from investing activities:
   Capital assets                                                (221,579)
   Increase in marketable securities                                 -
   Increase in notes receivable                                      -
                                                               ----------

                                                                 (221,579)
                                                               ----------

(Decrease) increase in cash and cash equivalents
  during the period                                              (177,068)

Cash and cash equivalents, beginning of period                    166,826
                                                               ----------

Cash and cash equivalents, end of period                   CD $   (10,242)
                                                               ==========


Additional information concerning cash flows:
   Interest paid                                              $    23,810
   Income taxes paid                                              172,934



<PAGE 59>



3608948 CANADA INC.
NOTES TO FINANCIAL STATEMENTS
AS AT SEPTEMBER 30, 2001
(in Canadian Dollars)

(Unaudited)

3608948 Canada Inc.(the "Company") has elected to omit substantially all footnotes to the financial statements for the nine months ended September 30, 2001.

UNAUDITED INFORMATION

The information furnished herein was taken from the books and records of the Company without audit. However, such information reflects all adjustments which are, in the opinion of management, necessary to properly reflect the results of the period presented. The information presented is not necessarily indicative of the results from operations expected for the full fiscal year.